Exhibit 5.1

Craig Fischer Partner Direct Dial: 716.848.1266 Direct Facsimile: 716.819.4771 CFischer@hodgsonruss.com
November 26, 2025

Moog Inc.
400 Jamison Road
East Aurora, New York 14052

Ladies and Gentlemen:

Re:	Registration Statement on Form S-8 (File No. 333-________)
We are delivering this opinion at your request in connection with the registration by Moog Inc., a New York corporation (the “Company”), under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), of $25,000,000 of the Company’s Deferred Compensation Obligations (the “Deferred Compensation Obligations”) for issuance and sale pursuant to the above-referenced registration statement on Form S-8 (the “Registration Statement”) under the Moog Inc. Non-Qualified Deferred Compensation Plan (the “Plan”).

The opinion set forth in this letter is based upon (1) our review of originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of (a) the Registration Statement as filed with the Securities and Exchange Commission (the “Commission”) on November 26, 2025, (b) the Plan, (c) the Company’s Restated Certificate of Incorporation, (d) the Company’s Amended and Restated By-laws, (e) resolutions of the Board of Directors of the Company relating to the Plan and the issuance of the Deferred Compensation Obligations thereunder, and (f) such other records of the Company and the Plan and certificates of officers of the Company and of public officials and such documents as we have deemed relevant and necessary as the basis for the opinion set forth below (items 1(a) through 1(f) being collectively the “Reviewed Documents”) and (2) our review of such published sources of law as we have deemed necessary.

We have assumed without any inquiry or other investigation (a) the legal capacity of each natural person, (b) the accuracy on the date of this letter as well as the date made of each statement as to any factual matter contained in any of the Reviewed Documents and (c) the genuineness of each signature on any of the Reviewed Documents, the completeness of each of the Reviewed Documents, the authenticity of each of the Reviewed Documents submitted to us as an original, the conformity to the original of each of the Reviewed Documents submitted to us as a copy or retrieved from the Commission’s EDGAR database and the authenticity of the original of each of the Reviewed Documents submitted to us as a copy or retrieved from the Commission’s EDGAR database.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Deferred Compensation Obligations, when issued by the Company in the manner provided pursuant to the Plan, and any relevant agreements thereunder, have been duly authorized and will be valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Plan, subject, as to enforcement (a) to bankruptcy, insolvency, reorganization, readjustment of debt, arrangement, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights generally, and (b) to general principles of equity, whether such enforcement is considered in a proceeding at equity or at law.

The Guaranty Building, 140 Pearl Street, Suite 100 | Buffalo, New York 14202 | 716.856.4000 | hodgsonruss.com
Albany Buffalo Greensboro New Jersey New York Palm Beach Rochester Saratoga Springs Toronto

Moog Inc.
November 26, 2025

We express no opinion as to the law of any jurisdiction other than the laws of the State of New York. We have not reviewed, and our opinion is in no way related to, the laws of any other jurisdiction, including the Securities Act or any other federal or state securities laws or regulations, and we expressly disclaim any and all responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinion set forth herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

HODGSON RUSS LLP

By: /s/ Craig M. Fischer__
Craig M. Fischer